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                                                                     Exhibit 15



                 ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
KeyCorp


We are aware of the incorporation by reference in the Registration Statement (Form S-3) of KeyCorp, of our report dated April 13, 2001 relating to the unaudited condensed consolidated interim financial statements of KeyCorp, that are included in the Quarterly Report on Form 10-Q for the quarter ended
March 31, 2001.



Cleveland, Ohio
June 12, 2001